UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

 Sajan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer
Identification No.)
625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

Sajan, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on June 9, 2016. At the meeting:

1. Six nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. The selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified; and

3. The compensation of the Company’s named executive officers was approved, on a non-binding and advisory basis.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Shannon Zimmerman	2,340,957	10,042	1,988,254
Angela Zimmerman	2,340,957	10,042	1,988,254
Benjamin F. Allen	2,340,987	10,012	1,988,254
Michael W. Rogers	2,341,007	9,992	1,988,254
Benno G. Sand	2,077,837	273,162	1,988,254
Thomas Magne	2,340,987	10,012	1,988,254

2. Ratification of selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
4,328,984	4,811	5,458	0

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
2,305,637	17,481	27,881	1,988,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: June 13, 2016